Exhibit 5.2

August 22, 2013

Walter Energy, Inc.

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

Ladies and Gentlemen:

We have acted as local counsel for Walter Energy, Inc., a Delaware corporation (the “Company”), and Blue Creek Coal Sales, Inc., Clearwater Energy, Inc., Jim Walter Resources, Inc., Taft Coal Sales & Associates, Inc., and Tuscaloosa Resources, Inc., which are each Alabama corporations and subsidiaries of the Company (the “Alabama Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) being filed on the date hereof by the Company and certain subsidiaries of the Company (including each of the Alabama Guarantors) named therein (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act.  In that connection, we have been requested to render our opinion with respect to certain of the securities being registered under the Registration Statement.  The Registration Statement relates to the (a) issuance by the Company of $500,000,000 aggregate principal amount of 9.875% Senior Notes due 2020 (the “2020 Exchange Securities”) and the related issuance by the Guarantors of guarantees (the “2020 Exchange Guarantees”) with respect to the Exchange Securities, each registered under the Act, in exchange for the Company’s 9.875% Senior Notes due 2020, and the related guarantees thereof by the Guarantors and (b) the issuance by the Company of $450,000,000 aggregate principal amount of 8.500% Senior Notes due 2021 (the “2021 Exchange Securities”) and the related issuance by the Guarantors of guarantees (the “2021 Exchange Guarantees”) with respect to the Exchange Securities, each registered under the Act, in exchange for the Company’s 8.500% Senior Notes due 2021, and the related guarantees thereof by the Guarantors.  The 2020 Exchange Securities and the 2020 Exchange Guarantees will be issued under an indenture dated as of November 21, 2012 (the “2020 Notes Indenture”) among the Company, the Guarantors and Union Bank, N.A., as trustee.  The 2021 Exchange Securities and the 2021 Exchange Guarantees will be issued under an indenture dated as of March 27, 2013 (the “2021 Notes Indenture”) among the Company, the Guarantors and Union Bank, N.A., as trustee. The 2020 Exchange Guarantees are contained in Article 10 of the 2020 Notes Indenture, and the 2021 Exchange Guarantees are contained in Article 10 of the 2021 Notes Indenture.

We have examined the 2020 Notes Indenture; the 2021 Notes Indenture; the 2020 Exchange Guarantees (contained in Article 10 of the 2020 Notes Indenture); the 2021 Exchange Guarantees (contained in Article 10 of the 2021 Notes Indenture) and the Registration Statement (collectively, the 2020 Notes Indenture, the 2021 Notes Indenture, the 2020 Exchange Guarantees, the 2021 Exchange Guarantees and Registration Statement are sometimes referred to herein as the “Opinion Documents”).

We have also reviewed such other documents and given consideration to such matters of law and fact as we have deemed appropriate, in our professional judgment, to render the opinions expressed in this letter.  The documents so reviewed have included the originals or copies, certified or otherwise identified to our satisfaction, of the articles of incorporation and bylaws (collectively, the “Organizational Documents”) of  each of the Alabama Guarantors, and resolutions of the directors and shareholders of each of the Alabama Guarantors authorizing the transactions contemplated by the Opinion Documents to which each is a party and other matters, and we have relied on the accuracy and completeness of all factual matters set forth in the Organizational Documents and the resolutions of the Alabama Guarantors, as well as the representations and warranties as to factual matters set forth in the Opinion Documents, in each case without independent verification thereof.  As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements, certificates and representations of the Company and its subsidiaries and their officers and other representatives and of public officials, including the facts and conclusions set forth therein, and we have assumed that the facts and circumstances contained in such statements, certificates and representations are true and complete and have not changed since the dates thereof.

For purposes of the opinions expressed herein, we have assumed (i) the genuineness of all signatures on all documents submitted to us as originals, (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photographic copies, (iii) the absence of duress, fraud, or mutual mistake of material facts on the part of the parties to the Opinion Documents and (iv) the legal capacity and competency of natural persons.

We have reviewed such matters of law and examined original, certified, conformed, photographic or electronic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

The opinions expressed herein are limited to the laws of the State of Alabama, and we express no opinion as to the laws of any other jurisdiction (including the federal laws of the United States of America), or the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Alabama, or the effect any such laws may have on the matters set forth herein, nor do we express any opinion as to the validity, enforceability or scope of, or limitations on, any provision relating to rights to indemnification or contribution.  No opinions are expressed herein as to matters governed by laws pertaining to any of the Alabama Guarantors solely because of business activities of such entities which are not applicable to business corporations generally.  The opinions expressed herein are limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

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1.             Each of the Alabama Guarantors is a corporation validly existing and in good standing under the laws of Alabama.

2.             The Alabama Guarantors have the corporate power and authority to guarantee the 2020 Exchange Securities pursuant to the 2020 Notes Indenture.

3.             The Alabama Guarantors have the corporate power and authority to guarantee the 2021 Exchange Securities pursuant to the 2021 Notes Indenture.

4.             The 2020 Notes Indenture has been duly authorized, executed and delivered by each of the Alabama Guarantors.

5.             The 2021 Notes Indenture has been duly authorized, executed and delivered by each of the Alabama Guarantors.

6.             Each of the 2020 Exchange Guarantees by the Alabama Guarantors has been duly authorized.

7.             Each of the 2021 Exchange Guarantees by the Alabama Guarantors has been duly authorized.

The opinions expressed in numbered paragraph 1 above with respect to the existence and good standing of each of the Alabama Guarantors is based solely on (i) the certificates of existence obtained from the Secretary of State of Alabama and (ii) the certificates of good standing obtained from the Alabama Department of Revenue.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

Our opinions are furnished solely with regard to the Registration Statement pursuant to Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K, may be relied upon by you and by persons entitled to rely upon them pursuant to the applicable provisions of the Securities Act but, except as set forth in the next paragraph, may not otherwise be used, quoted or referred to by or filed with any other person or entity without our prior written permission.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.  We consent to the reliance on this opinion by Simpson Thacher & Bartlett LLP for purposes of their opinion to you dated the date hereof and filed as Exhibit 5.1 to the Registration Statement.

Yours very truly,

/s/ Bradley Arant Boult Cummings LLP